                                                                   EXHIBIT 99(Q)


                  THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                  RESTRICTIONS CONTAINED HEREIN. THIS WARRANT
                     HAS BEEN ISSUED IN RELIANCE UPON THE
                REPRESENTATION OF THE HOLDER THAT IT HAS BEEN
                ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH
                A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION
                THEREOF. NEITHER THIS WARRANT NOR THE SHARES
                 ISSUABLE UPON THE EXERCISE OF THIS  WARRANT,
                  HAVE BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933 OR ANY STATE SECURITIES LAWS.

                                GTI CORPORATION

                         COMMON STOCK PURCHASE WARRANT

To Subscribe for and Purchase                            February 10, 1997
Shares of Common Stock
of GTI CORPORATION


        THIS CERTIFIES that, for value received, Telemetrix PLC, or its registered assigns (the "Holder"), is entitled to subscribe for and purchase
                         ------
from GTI CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), up to One Hundred and Fifty Thousand (150,000) shares (subject
 -----------
to adjustment as hereinafter provided) of fully paid and non-assessable Common Stock, $.04 par value, of the Corporation, (the "Common Stock"), at the price
                                                 ------------
per share equal to Six Dollars ($6.00) per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time subsequent to the initial exercise date specified
 -------------
in Section 5(b) hereof and prior to the expiration date specified in that
   ------------
Section (the "Exercise Period"), subject, however, to the provisions and upon
              ---------------
the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange hereof are hereinafter collectively called the "Warrant." The shares of Common Stock which Holder is entitled to
            -------
purchase pursuant to this Warrant, including the additional shares the Holder may be entitled to purchase as provided in Section 5(a) hereof, are hereinafter called the "Warrant Shares."
            --------------

       Section 1.  Exercise of Warrant.  The rights represented by this Warrant
                    -------------------
may be exercised by the Holder during the Exercise Period, in whole or in part (but not in increments less than 50,000 shares) at any time or from time to time in part by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, will be delivered to the Holder within ten (10) business days after the date in which the rights represented by this Warrant will have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within such time. The Holder will for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person will be deemed to have become the Holder of such shares at the start of business on the next succeeding date on which the stock transfer books are open. No fractional shares will be issued upon exercise of this Warrant and no payment or adjustment will be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provision of this Section 1, be delivered upon such exercise, the
                          ---------
Corporation, in lieu of delivery of a fractional share thereof, will pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation (the "Board").
      -----

   Section 2. Adjustment of Purchase Price; Consolidation, Merger and Sale
              ------------------------------------------------------------

                (a) In the event that after the issuance of this Warrant, the Corporation shall (i) pay a dividend, or make a distribution, in shares of capital stock of the Corporation, or (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the exercise right and the Warrant Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such Warrant been exercised immediately prior to the record date of such action or, if there is no applicable record date, immediately prior to such action. An adjustment made pursuant to this Section 2(a) shall, in the case of a subdivision, combination or reclassification become effective retroactively immediately after the effective date thereof and shall, in case of a dividend or distribution, become effective retroactively immediately after the record date thereof. If, as a result of an adjustment made pursuant to this Section 2(a), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock.

                (b) In case the Corporation after the date hereof shall distribute to all the holders of Common Stock any dividend or other distribution (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Corporation) or any evidence of indebtedness or any assets on or in respect to the Common Stock or rights to subscribe or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined below) at the record date set forth below, then, and thereafter successively upon each such distribution, the Warrant Price in effect immediately prior to such distribution shall forthwith be reduced to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction the numerator of which shall be the current market price per share of Common Stock as defined below at the record date mentioned below, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of such evidences of indebtedness or such assets so distributed, applicable to one share of Common Stock and the denominator of which shall be such current market price per share of Common Stock. An adjustment made pursuant to this Section 2(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

        (c) After each adjustment of the Purchase Price pursuant to Sections 2(a) and 2(b), the total number of shares of Common Stock or fractional part thereof purchasable upon the exercise of each Warrant shall be proportionately adjusted to such number of shares or fractional part thereof as the total Warrant Price for the number of shares or fractional part thereof purchasable immediately prior to such adjustment will buy at the adjusted Warrant Price.

        (d) For the purposes of this Section 2, the term "Common Stock" shall mean (i) the class of stock designated as the common stock, par value $.04 per share, of the Corporation, at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 2(a), shares of the Corporation, other than shares of Common Stock are issuable upon exercise of the Warrants, thereafter the number of such other shares so issuable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2, and all other provisions of this Agreement with respect to Common Stock shall apply on like terms to any such other shares.

        (e) For the purposes of any computation under this Section 2, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as officially reported by the principal stock exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information.

               (f) If there shall be effected any consolidation or merger of the Corporation with another corporation, or a sale of all or substantially all of the Corporation's assets to another corporation, then (1) the Holder will receive no less than ten (10) days advance notice of the closing of such transaction, (2) this Warrant will become exercisable in full immediately prior to the closing of such transaction and (3) this Warrant will terminate immediately after the closing of such transaction.

     Section 3. Stock to Be Reserved.
                --------------------

               (a) Subject to the receipt of the Stockholder Approval described in subsection (b) below, the Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as will then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which will be so issued will be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

               (b) The Holder understands and acknowledges that the Corporation does not currently have enough authorized shares to enable it to reserve Common Stock for issuance pursuant to exercise of the Warrant. Accordingly, notwithstanding any other term and condition of this Warrant, the Holder agrees that its right to exercise this Warrant will be conditioned upon approval by the stockholders of the Corporation ("Stockholder Approval") of an amendment of the
                                  --------------------
Corporation's certificate of incorporation to increase the number of authorized shares of Common Stock to at least 12,500,000 shares of Common Stock creating at least 250,000 shares of authorized and unissued shares of Common Stock which thereupon will be reserved for issuance upon exercise of the Warrant as provided in subsection (a) above. The Corporation shall submit a proposal to increase the authorized shares in the foregoing amount for consideration by its shareholders at its upcoming annual general meeting currently scheduled for May 15, 1997, but to be held not later than May 31, 1997, and shall recommend to its stockholders approval of such increase. The Corporation shall cause the filing of an amendment to its certificate of incorporation evidencing such increase, such filing to occur on the date of Stockholder Approval or on the immediately following business day.

     Section 4.  Issue Tax.  The issuance of certificates for shares of Common
                 ---------
Stock upon exercise of this Warrant will be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

     Section 5.  Increase in Warrant Shares; Expiration Date.
                 -------------------------------------------

                    (a) The number of Warrant Shares shall be increased automatically on April 1, 1997 from 150,000 shares to 250,000 shares unless one of the following events occurs prior to April 1, 1997: (1) the Corporation completes the sale to an independent third party for a fair value negotiated in an arm's-length transaction and receives the full price payable by the purchaser for the purchase of all of the capital stock which it owns of its majority-owned subsidiary, Promptus Communications, Inc., a Rhode Island corporation ("Promptus"), (2) substantially all the assets of Promptus' NIC card business
  --------
are sold to an independent third party for a fair value negotiated in an arm's length transaction and the Corporation receives payment in full of the purchase price, or (3) substantially all the assets of Promptus are sold to an independent third party for a fair value negotiated in an arm's-length transaction and the Corporation receives payment in full of the purchase price.

                    (b) The rights to purchase shares of Common Stock set forth in this Warrant shall commence on the date of Stockholder Approval and shall expire on the later of (i) 30 days following the repayment in full of the $2,500,000 Secured Promissory Note, dated as of date of issuance of this Warrant from the Company in favor of Holder or (ii) 30 days following the date of Stockholder Approval.

     Section 6.  Notice of Record Dates.  In the event of
                 ----------------------

               (1) any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

               (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be given at least 15 days prior to the date therein specified.

     Section 7.  No Shareholder Rights or Liabilities.  This Warrant will not
                 ------------------------------------
entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, will give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

     Section 8.  Registration Rights Approval for Listing.  The Holder will have
                 ----------------------------------------
the registration rights and other rights set forth in the Investor's Rights Agreement, dated February 10, 1997 (the "Investor's Rights Agreement"). The
                                         ---------------------------
Warrant Shares will, upon issuance, be approved for listing on the principal stock exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on an exchange, on the NASDAQ National Market System.

     Section 9.  Representations of Holder.
                 -------------------------

     The Holder hereby represents and acknowledges to the Corporation that:

               (1) this Warrant, the Warrant Shares, and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been registered under the Securities Act of 1933 (the "Securities Act") or any state
                                                  --------------
securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

               (2) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

               (3) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws.

               (4) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") and an "excluded purchaser" within the
                          ----------
meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

          (5) the Corporation may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or registered or qualified under any state securities laws ("State Securities Laws"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement and/or qualification in effect with respect to the sale of such securities under the Act and/or State Securities Laws or an opinion of counsel satisfactory to the Company that such registration and/or qualification is not required".

     Section 10.  Notice of Proposed Transfers, Transfer and Assignment.  The
                  -----------------------------------------------------
Holder, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 10. Prior to any proposed transfer of this Warrant
                   ----------
or any Warrant Shares, unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, the Holder of such securities will give written notice to the Corporation of such Holder's intention to effect such transfer. Each such notice will describe the manner and circumstances of the proposed transfer in sufficient detail, and will be accompanied (except in a transaction in compliance with Rule 144) by either (i) a written opinion of legal counsel who will be satisfactory to the Corporation's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities will be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Corporation. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred will bear the appropriate restrictive legends set forth in
Section 9, except that such certificate will not bear such restrictive legend
---------
if, in the opinion of counsel for the Corporation, such legend is not required in order to establish or assist in compliance with any provision of the Securities Act or any applicable state securities laws. Notwithstanding the foregoing, this Warrant may be transferred only to a corporation or other entity controlling, controlled by or under common control with Holder, including, without limitation, Telemetrix Investments Limited or Telemetrix Overseas Investments B.V. For purposes of the foregoing sentence, the term "control" shall mean (a) in respect of a corporation, that the controlling entity owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body of the controlled entity, or (b) in respect of an association, partnership, joint venture or other business entity, that the controlling entity is entitled to share in fifty percent (50%) or more of the profits and losses of the controlled entity, however determined and has voting control with respect thereto.

     Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant
                 --------------------------------------------
is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which will, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant will constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant will be at any time enforceable by anyone.

     Section 12. Presentment.  Prior to due presentment of this Warrant together
                 -----------
with a completed assignment form attached hereto for registration of transfer, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation will not be affected by any notice to the contrary.

     Section 13. Notice.  Notice or demand pursuant to this Warrant will be
                 ------
sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it will appear in the records of the Corporation, and if to the Corporation, at 9715 Business Park Avenue, San Diego, California 92131,
Attention: Secretary. The Corporation may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 13 for the giving of notice.
                                       ----------

     Section 14. Governing Law.  The validity, interpretation and performance of
                 -------------
this Warrant will be governed by the laws of the State of California without regard to principles of conflicts of laws. In any action brought under or arising out of this Warrant, the undersigned hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

     Section 15. Amendment; Majority in Interest.  This Warrant may be modified,
                 -------------------------------
amended or terminated only by a writing signed by the Corporation and Holder hereof; (of if Warrants have been issued upon exchange or transfer hereof, the holders of Warrants representing the majority of the Warrant Shares covered by the outstanding Warrants ("Majority in Interest") thereof. Any action relating
                           --------------------
to the Warrants approved by a Majority in Interest will be binding upon all of the holders of the Warrants irrespective of whether any holder individually acted to approve or disapprove such action.

     Section 16. Severability.  Should any part but not the whole of this
                 ------------
Warrant for any reason be declared invalid, such decision will not affect the validly of any remaining portion, which remaining portion will remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

                                         GTI CORPORATION, a Delaware corporation



Dated: February 10, 1997                 By: /s/ Albert Hugo-Martinez
                                            --------------------------
                                                 Albert Hugo-Martinez
                                                 Chief Executive Officer
                                                 and President



        The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section
                                                                       -------
9.
-

                                         TELEMETRIX PLC


Dated: February 10, 1997                 By: /s/ B.D. Rattray
                                            ------------------
                                            (Title) B.D. Rattray, Director




                      [SIGNATURE PAGE TO GTI CORPORATION
                        COMMON STOCK PURCHASE WARRANT]

                                GTI CORPORATION
                                 COMMON STOCK
                               PURCHASE WARRANT
                                 EXERCISE FORM

(To be executed by the Warrant Holder if it desires to exercise the Warrant in whole or in part)

To: GTI Corporation

        The undersigned, whose taxpayer identification number is ______________ hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________________shares of securities provided for therein and tenders payment herewith to the order of

                                GTI Corporation
                               in the amount of
                               $________________

The undersigned requests that certificates for such shares be issued as follows:

Name: ____________________________
Address: _________________________
Deliver to: ______________________
Address: _________________________

and, if said number of shares will not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

                  ___________________________________________
                  ___________________________________________
                  ___________________________________________

Dated:________, 19__


                                               _________________________________
                                               (Signature must conform in all
                                               respects to the name of the
                                               Warrant Holder as specified on
                                               the face of the Warrant, without
                                               alteration, enlargement or any
                                               change whatsoever. If the Warrant
                                               Holder is other than an
                                               individual, the signatory must
                                               indicate his or her title.)

                                  ASSIGNMENT

(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assign and transfers unto ___________________________________ whose Social Security or other identification number is ___________________[residing/located] at _____________ the attached Warrant, and appoints __________ residing at __________ the undersigned's attorney-in-fact to transfer said Warrant on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________, 199_

In the presence of:


______________________________






                                                 _______________________________
                                                 (Signature must conform in all
                                                 respects to the name of the
                                                 Warrant Holder as specified on
                                                 the face of the Warrant,
                                                 without alteration, enlargement
                                                 or any change whatsoever. If
                                                 the Warrant Holder is other
                                                 than an individual, the
                                                 signatory must indicate his or
                                                 her title.)
                                     Q-11